Exhibit 99.1 Press Release

Allied Nevada Announces Preliminary Q3 Production and Sales

October 15, 2014 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-MKT: ANV) reports that third quarter 2014 production and sales targets were achieved at its wholly owned Hycroft mine in Nevada. Preliminary third quarter and year to date 2014 production and sales, as compared with production and sales in the comparative 2013 periods, were as follows:

		Three months ended September 30,		Nine months ended September 30,
		2014	2013	2014	2013

Ounces produced	Gold	49,630	52,198	166,608	129,412
	Silver	525,942	184,070	1,419,599	504,911

Ounces sold	Gold	52,176	52,713	168,696	121,481
	Silver	535,407	184,082	1,416,473	505,151
The operation continues to benefit from increased mining capacity and process improvements that have been implemented to the heap leach operation over the last few years. Gold and silver sales were 39% and 180% higher in the first nine months of 2014 when compared with the same period in 2013. The largest contributor to the improvements, specifically silver production and sales, was the increased processing capacity of the new Merrill-Crowe plant which processes the majority of our pregnant solution. In 2013, about 45% of our sales was from carbon columns, which do not extract silver as efficiently as the Merrill-Crowe process, compared to 14% being sold from carbon in the third quarter of 2014. Silver production and sales in the third quarter of 2014 were more than those during the first nine months of 2013.
As anticipated, gold production in the third quarter of 2014 was lower than either of the first two quarters of 2014 as we mined through lower grade ore and waste to open up new mining areas for the 2015 mine plan. We are currently mining in higher grade material and expect to average mined grades of 0.017 ounces per ton for the fourth quarter. We anticipate metal sales for 2014 to be between 220,000 - 230,000 ounces of gold and 1.9 - 2.0 million ounces of silver.
We expect to issue third quarter 2014 financial results on November 3, 2014, after close of market. We plan on holding a conference call and webcast on November 4, 2014, at 8:00 am PT (11:00 am ET) to discuss these results followed by a question and answer session. A link to the listen-only webcast link can be accessed at www.alliednevada.com. To participate in the conference call, please dial:
Toll-Free in North America: 1-866-233-4585
International: 1-416-640-5946

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President and CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119
or visit the Allied Nevada website at www.alliednevada.com.

Exhibit 99.1 Press Release

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), as all may be amended from time to time. All statements, other than statements of historical fact, included herein or incorporated by reference, that address activities, events or developments that we expect or anticipate will or may occur in the future, are forward-looking statements. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “project”, “target”, “budget”, “may”, "can", “will”, “would”, “could”, "should", “seeks”, or “scheduled to”, or other similar words, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intentions identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the ability to achieve increased recoveries and the processing capacity of the Merrill-Crowe plant; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; reserve and resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades; anticipated costs, anticipated sales, project economics, the realization of expansion and construction activities and the timing thereof; production estimates and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the SEC including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Preliminary Q3 2014 Production and Sales	2